As filed with the Securities and Exchange Commission on September 21, 2000
Registration No. 333-44636

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

(Translation of Registrant’s Name Into English)

Republic of China	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) 26 Chin Third Road Nantze Export Processing Zone Nantze, Kaohsiung, Taiwan Republic of China (8867) 361-7131	(I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

James D. Phyfe, Esq. Davis Polk & Wardwell 18th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong	John D. Young, Jr., Esq. Sullivan & Cromwell 28th Floor Nine Queen’s Road Central Hong Kong

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

      The relationship between our company and our directors and officers is governed by the ROC Civil Code, ROC Company Law and our Articles of Incorporation. There is no written contract between our company and our directors and officers governing the rights and obligations of such parties. Each person who was or is party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of our company in the absence of willful misconduct or negligence on the part of such person in connection with such person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by our company to the fullest extent permitted by applicable law.

Item 21.  Exhibits

Exhibits	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of ASE Inc.’s Registration Statement on Form F-1 (File No. 333-44622) filed on August 28, 2000 (the “ASE Inc. Form F-1”)).
3.1*	Articles of Incorporation of ASE Inc. (in Chinese with English language translation) (incorporated by reference to Exhibit 3.1 of the ASE Inc. Form F-1).
4.1*	Form of Amended and Restated Deposit Agreement among ASE Inc., Citibank N.A., as depositary, and Holders and Beneficial Holders of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the ASE Inc. Form F-1).
5.1*	Opinion of Lee and Li, ROC counsel to ASE Inc., as to the validity of the common shares.
8.1*	ROC Tax Opinion of Lee and Li (included in Exhibit 5.1).
8.2*	U.S. Tax Opinion of Davis Polk & Wardwell.
10.1*	Stock Purchase Agreement dated as of March 15, 1999 between ASE Test Limited and the Selling Shareholders relating to the purchase and sale of 12,250,000 shares of Common Stock of ISE Labs, Inc. (incorporated by reference to Exhibit 10.1 of ASE Test Limited’s Registration Statement on Form F-3 (File No. 333-10892) which was declared effective by the SEC on December 22, 1999 (the “ASE Test 1999 Registration Statement”)).
10.2*	Asset Purchase Agreement dated as of July 3, 1999 among ASE (Chung Li) Inc., ASE Inc., Motorola Electronics Taiwan, Ltd. and Motorola, Inc. (incorporated by reference to Exhibit 10.2 of the ASE Test 1999 Registration Statement).
10.3*	Stock Purchase Agreement dated as of July 3, 1999 among ASE Investment (Labuan) Inc., ASE Inc., Motorola Asia Ltd. and Motorola, Inc. relating to the purchase and sale of 100% of the Common Stock of Motorola Korea Ltd. (incorporated by reference to Exhibit 10.3 of the ASE Test 1999 Registration Statement).
10.4†	Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Chung Li) Inc. (incorporated by reference to Exhibit 10.4 of the ASE Inc. Form F-1).

Exhibits		Description

10.5†		Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Korea) Inc. (incorporated by reference to Exhibit 10.5 of the ASE Inc. Form F-1).
10.6†		BGA Immunity Agreement dated as of January 25, 1994 between ASE Inc. and Motorola, Inc. (incorporated by reference to Exhibit 10.6 of the ASE Inc. Form F-1).
10.7*		Commission Agreement dated as of December 28, 1997 between ASE Inc. and Gardex International Limited (incorporated by reference to Exhibit 10.7 of the ASE Inc. Form F-1).
10.8*		Service Agreement dated as of December 15, 1998 between ASE Inc. and ASE (U.S.) Inc (incorporated by reference to Exhibit 10.8 of the ASE Inc. Form F-1).
10.9*		Commission Agreement dated as of December 28, 1997 between ASE Test Inc. and Gardex International Limited (incorporated by reference to Item 19(b)(2)(f) of ASE Test Limited’s Annual Report on Form 20-F).
10.10	*	Service Agreement dated as of December 15, 1998 between ASE Test Inc. and ASE (U.S.) Inc. (incorporated by reference to Item 19(b)(2)(e) of ASE Test Limited’s Annual Report on Form 20-F).
10.11	*	Commission Agreement dated as of December 28, 1997 between ASE Electronics (M) Sdn, Bhd. (Malaysia) and Gardex International Limited (incorporated by reference to Exhibit 10.11 of the ASE Inc. Form F-1).
10.12	*	Service Agreement dated as of December 22, 1997 between ASE Electronics (M) Sdn, Bhd. (Malaysia) and ASE (U.S.) Inc (incorporated by reference to Exhibit 10.12 of the ASE Inc. Form F-1).
10.13	*	ASE Inc. Employee Bonus Plan (in Chinese with English language translation) (incorporated by reference to Exhibit 10.13 of the ASE Inc. Form F-1).
10.14	*	Land Lease effective October 1, 1999 until September 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.14 of the ASE Inc. Form F-1).
10.15	*	Land Lease effective September 1, 1999 until August 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.15 of the ASE Inc. Form F-1).
10.16	*	Land Lease effective April 1, 1998 until March 30, 2008 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.16 of the ASE Inc. Form F-1).
10.17	*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.17 of the ASE Inc. Form F-1).
10.18	*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.18 of the ASE Inc. Form F-1).
10.19	*	Land Lease effective August 1, 1997 until July 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.19 of the ASE Inc. Form F-1).
10.20	*	Land Lease effective January 1, 1996 until December 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.20 of the ASE Inc. Form F-1).

Exhibits		Description

10.21	*	Land Lease effective November 1, 1995 until October 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.21 of the ASE Inc. Form F-1).
10.22	*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.22 of the ASE Inc. Form F-1).
10.23	*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.23 of the ASE Inc. Form F-1).
10.24	*	Land Lease effective August 1, 1994 until July 30, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.24 of the ASE Inc. Form F-1).
10.25	*	Land Lease effective April 6, 1994 until April 5, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.25 of the ASE Inc. Form F-1).
10.26	*	Form of Exchange Agency Agreement between ASE Inc. and Citibank, N.A., as exchange agent.
21.1*		List of subsidiaries of ASE Inc (incorporated by reference to Exhibit 21.1 of the ASE Inc. Form F-1).
23.1		Consent of T.N. Soong & Co.
23.2		Consent of KPMG Certified Public Accountants.
23.3*		Consent of Lee and Li (included in Exhibit 5.1).
23.4*		Consent of Davis Polk & Wardwell (included in Exhibit 8.2).
24.1*		Power of Attorney.

 *  Previously filed.

†	Confidential treatment has been requested. Confidential material has been redacted and has been separately filed with the Securities and Exchange Commission.

Item 22.  Undertakings

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-K at the start of any delayed offering or throughout a continuous offering.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired therein, that was not the subject of and included in this registration statement when it became effective.

(8) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(9) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on September 21, 2000.

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

By:	/s/ JASON C.S. CHANG

Jason C.S. Chang
Chairman

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed on September 21, 2000 by the following persons in the capacities indicated:

Signature	Title

* Jason C.S. Chang	Chairman and Director
* Richard H.P. Chang	Chief Executive Officer and Director (Principal Executive Officer)
* Leonard Y. Liu	President and Director
/s/ JOSEPH TUNG Joseph Tung	Chief Financial Officer and Director (Principal Accounting Officer)
* Chang Yao Hung-ying	Director
* Chin Ko-Chien	Director
* David Pan	Director
*By /s/ JOSEPH TUNG Joseph Tung Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

      Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Advanced Semiconductor Engineering, Inc., has signed this registration statement or amendment thereto in Newark, Delaware, on September 21, 2000.

PUGLISI & ASSOCIATES

By:	/s/ DONALD PUGLISI

Donald Puglisi
Managing Director

Exhibit Index

Exhibits	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of ASE Inc.’s Registration Statement on Form F-1 (File No. 333-44622) filed on August 28, 2000 (the “ASE Inc. Form F-1”).
3.1*	Articles of Incorporation of ASE Inc. (in Chinese with English language translation) (incorporated by reference to Exhibit 3.1 of the ASE Inc. Form F-1).
4.1*	Form of Amended and Restated Deposit Agreement among ASE Inc., Citibank N.A., as depositary, and Holders and Beneficial Holders of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Exhibit 4.1 of the ASE Inc. Form F-1).
5.1*	Opinion of Lee and Li, ROC counsel to ASE Inc., as to the validity of the common shares.
8.1*	ROC Tax Opinion of Lee and Li (included in Exhibit 5.1).
8.2*	U.S. Tax Opinion of Davis Polk & Wardwell.
10.1*	Stock Purchase Agreement dated as of March 15, 1999 between ASE Test Limited and the Selling Shareholders relating to the purchase and sale of 12,250,000 shares of Common Stock of ISE Labs, Inc. (incorporated by reference to Exhibit 10.1 of ASE Test Limited’s Registration Statement on Form F-3 (File No. 333-10892) which was declared effective by the SEC on December 22, 1999 (the “ASE Test 1999 Registration Statement”)).
10.2*	Asset Purchase Agreement dated as of July 3, 1999 among ASE (Chung Li) Inc., ASE Inc., Motorola Electronics Taiwan, Ltd. and Motorola, Inc. (incorporated by reference to Exhibit 10.2 of the ASE Test 1999 Registration Statement).
10.3*	Stock Purchase Agreement dated as of July 3, 1999 among ASE Investment (Labuan) Inc., ASE Inc., Motorola Asia Ltd. and Motorola, Inc. relating to the purchase and sale of 100% of the Common Stock of Motorola Korea Ltd. (incorporated by reference to Exhibit 10.3 of the ASE Test 1999 Registration Statement).
10.4†	Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Chung Li) Inc. (incorporated by reference to Exhibit 10.4 of the ASE Inc. Form F-1).
10.5†	Manufacturing Services Agreement dated as of July 3, 1999 among Motorola, Inc., ASE Inc. and ASE (Korea) Inc. (incorporated by reference to Exhibit 10.5 of the ASE Inc. Form F-1).
10.6†	BGA Immunity Agreement dated as of January 25, 1994 between ASE Inc. and Motorola, Inc. (incorporated by reference to Exhibit 10.6 of the ASE Inc. Form F-1).
10.7*	Commission Agreement dated as of December 28, 1997 between ASE Inc. and Gardex International Limited (incorporated by reference to Exhibit 10.7 of the ASE Inc. Form F-1).
10.8*	Service Agreement dated as of December 15, 1998 between ASE Inc. and ASE (U.S.) Inc (incorporated by reference to Exhibit 10.8 of the ASE Inc. Form F-1).
10.9*	Commission Agreement dated as of December 28, 1997 between ASE Test Inc. and Gardex International Limited (incorporated by reference to Item 19(b)(2)(f) of ASE Test Limited’s Annual Report on Form 20-F).

Exhibits	Description

10.10*	Service Agreement dated as of December 15, 1998 between ASE Test Inc. and ASE (U.S.) Inc. (incorporated by reference to Item 19(b)(2)(e) of ASE Test Limited’s Annual Report on Form 20-F).
10.11*	Commission Agreement dated as of December 28, 1997 between ASE Electronics (M) Sdn, Bhd. (Malaysia) and Gardex International Limited (incorporated by reference to Exhibit 10.11 of the ASE Inc. Form F-1).
10.12*	Service Agreement dated as of December 22, 1997 between ASE Electronics (M) Sdn, Bhd. (Malaysia) and ASE (U.S.) Inc (incorporated by reference to Exhibit 10.12 of the ASE Inc. Form F-1).
10.13*	ASE Inc. Employee Bonus Plan (in Chinese with English language translation) (incorporated by reference to Exhibit 10.13 of the ASE Inc. Form F-1).
10.14*	Land Lease effective October 1, 1999 until September 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.14 of the ASE Inc. Form F-1).
10.15*	Land Lease effective September 1, 1999 until August 30, 2009 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.15 of the ASE Inc. Form F-1).
10.16*	Land Lease effective April 1, 1998 until March 30, 2008 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.16 of the ASE Inc. Form F-1).
10.17*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.17 of the ASE Inc. Form F-1).
10.18*	Land Lease effective October 1, 1997 until September 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.18 of the ASE Inc. Form F-1).
10.19*	Land Lease effective August 1, 1997 until July 30, 2007 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.19 of the ASE Inc. Form F-1).
10.20*	Land Lease effective January 1, 1996 until December 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.20 of the ASE Inc. Form F-1).
10.21*	Land Lease effective November 1, 1995 until October 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.21 of the ASE Inc. Form F-1).
10.22*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.22 of the ASE Inc. Form F-1).
10.23*	Land Lease effective July 1, 1995 until June 30, 2005 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.23 of the ASE Inc. Form F-1).
10.24*	Land Lease effective August 1, 1994 until July 30, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.24 of the ASE Inc. Form F-1).
10.25*	Land Lease effective April 6, 1994 until April 5, 2004 between ASE Inc. and the Nantze Export Processing Zone (in Chinese with English language summary) (incorporated by reference to Exhibit 10.25 of the ASE Inc. Form F-1).

Exhibits	Description

10.26*	Form of Exchange Agency Agreement between ASE Inc. and Citibank, N.A., as exchange agent.
21.1*	List of subsidiaries of ASE Inc (incorporated by reference to Exhibit 21.1 of the ASE Inc. Form F-1).
23.1	Consent of T.N. Soong & Co.
23.2	Consent of KPMG Certified Public Accountants.
23.3*	Consent of Lee and Li (included in Exhibit 5.1).
23.4*	Consent of Davis Polk & Wardwell (included in Exhibit 8.2).
24.1*	Power of Attorney.

*  Previously filed.

†	Confidential treatment has been requested. Confidential material has been redacted and has been separately filed with the Securities and Exchange Commission.